Exhibit 32.1

CERTIFICATION

Each of the undersigned hereby certifies, for the purposes of section 1350 of chapter 63 of title 18 of the United States Code, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, in his capacity as an officer of Globe Specialty Metals, Inc. (“Globe”), that, to his knowledge, the Quarterly Report of Globe on Form 10-Q for the quarterly period ended March 31, 2011, fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 1934 and that the information contained in such report fairly presents, in all material respects, the financial condition and results of operations of Globe. This written statement is being furnished to the Securities and Exchange Commission as an exhibit to such Form 10-Q. A signed original of this statement has been provided to Globe and will be retained by Globe and furnished to the Securities and Exchange Commission or its staff upon request.

Date: May 11, 2011	By:	/s/ Jeff Bradley
Jeff Bradley
Chief Executive Officer
(Principal Executive Officer)

Date: May 11, 2011	By:	/s/ Malcolm Appelbaum
Malcolm Appelbaum
Chief Financial Officer
(Principal Financial Officer)